LIQUIDATION PLAN
           REGARDING THE INSOLVENCY AND LIQUIDATION OF
          THE STATESMAN NATIONAL LIFE INSURANCE COMPANY

                         EXHIBIT 3.4-A

                 LIST OF AFFECTED ASSOCIATIONS

                             DATE:
                   __________________________


     This Exhibit 3.4-A to the Liquidation Plan contains a list of those life and health insurance guarantee associations which, according to the current records of Statesman, constitute
Affected Associations as that term is defined in the Liquidation
Plan definitions. .

Arizona Life & Disability Insurance Guaranty Fund
Jack King, Executive Director
3443 North Central Avenue, Suite 1000
Phoenix, AZ 85012
(602) 248-0685
(602) 248-0780 (fax)

Arkansas Life & Disability Insurance Guaranty Association
Allan W. Horne, Administrator
Horne, Hollingsworth & Parker
401 W. Capital, Suite 501
Little Rock, AR 72201
(501) 376-4731
(501) 372-7142 (fax)

California Life & Health Insurance Guarantee Association
Peter C. Leonard, Executive Director
8383 Wiltshire Boulevard, Suite 815
Beverly Hills, CA  90211
(323) 782-0182
(323) 782-8108 (fax)

(Colorado) Life & Health Insurance Protection Association
Jamie Kelldorf, Administrator
475 17th Street, Suite 820
Denver, CO 80202
(303) 292-5022
(303) 292-4663 (fax)

Delaware Life & Health Insurance Guaranty Association
John J. Falkenbach, Executive Director
220 Continental Drive, Suite 309
Newark, DE 19713
(302) 456-3656
(302) 456-3680 (fax)

District of Columbia Life & Health Insurance Guaranty Association
Robert M. Willis, Administrator
1200-G Street, N.W., Suite 800
Washington, DC 20005
(202) 434-8771
(202) 347-2990 (fax)

Florida Life & Health Insurance Guaranty Association
William E. Falck, Executive Director
653-1 W. Eighth St., Suite 4060
Jacksonville, FL 32209-6511
(904) 355-6401
(904) 549-3l90 (fax)

Idaho Life & Health Insurance Guaranty Association
Betty J. Olsson, Executive Director
1327 South Five Mile Road
Boise, ID 83709
(208) 378-9510
(208) 378-9510 (fax)

Illinois Life & Health Insurance Guaranty Association
Daniel A. Orth, Executive Director
8420 W. Bryn Mawr Avenue, Suite 550
Chicago, IL 60631-3404
(773) 714-8050
(773) 714-8052 (fax)

Indiana Life & Health Insurance Guaranty Association
Phillip A. Hammond, Executive Director
251 East Ohio Street, Suite 1070
Indianapolis, IN 46201-2143
(317) 636-8204
(317) 264-2395 (fax)

Iowa Life & Health Insurance Guaranty Association
Luther L. Hill, Administrator
c/a Nyemaster & Goode
700 Walnut Street, Suite 1600
Des Moines, IA 50309
(515) 283-3163
(515) 283-8018 (fax)

Kansas Life & Health Insurance Guaranty Association
Linda Becker, Administrator
2909 S.W. Maupin Lane
Topeka, KS 66614-4139
(785) 271-1199
(785) 272-0242 (fax)

Louisiana Life & Health Insurance Guaranty Association
Phyllis Perron, Executive Director
451 Florida St., N. Tower, Suite 1400
Baton Rouge, LA 70801
(504) 381-0656
(504) 344-1132 (fax)

(Maryland) Life & Health Insurance Guaranty Corporation
John S. Boritas, Executive Director
9199 Reisterstown Road, Suite 216-C
Owings Mills, MD 21117-6050
(410) 998-3907
(410) 998-3909 (fax)

Michigan Life & Health Insurance GuarantyAssociation
John C. Colpean, Administrator
c/o Colpean Associates, P.C.
230 N. Washington Square, Suite 316
Lansing, MI 48933-1312
(517) 487-2525
(517) 487-1010 (fax)

Missouri Life & Health Insurance Guaranty Association
Charles F. Rein, Executive Director
520 Dix Road, Suite D
Jefferson City, MO 65109
(573) 634-8455
(573) 634-8488 (fax)

Montana Life & Health Insurance Guaranty Association
Jamie Kelldorf, Administrator
475 17th Street, Suite 820
Denver, CO 80202
(303) 292-5022
(303) 292-4663 (fax)

Nebraska Life & Health Insurance Guaranty Association
Sonya S. Ekart, Administrator
1900 First Bank Building
Lincoln, NE 68508
(402) 474-6900
(402) 474-5393 (fax)

Nevada Life & Health Insurance Guaranty Association
Benedict J. Dasher, Chairman
One East First Street, Suite 1211
Reno, NV  89501
(775) 329-8387
(775) 323-4997 (fax)

New Mexico Life Insurance Guaranty Association
Sye D. Leer, Administrator
2705 Juan Talo B-2 N.E.
Albuquerque, NM 87112
(505) 237-9397
(505) 237-9496 (fax)

North Dakota Life & Health Insurance Guaranty Association
James C. Beckstrom, Executive Director
818 Main Avenue
Fargo, ND 58103
(701) 235-4108
(701) 241-9017 (fax)

Ohio Life & Health Insurance Guaranty Association
Frank A. Gartland, President
1840 Mackenzie Drive
Columbus, OH 43220
(614) 442-6601
(614) 442-0004 (fax)

Oklahoma life & Health Insurance Guaranty Association
Horace G. Rhodes, Administrator
Kerr, Irvine, Rhodes & Ables
201 Robert S. Kerr Ave., Suite 600
Oklahoma City, OK 73102
(405) 272-9221
(405) 236-3121 (fax)

Oregon Life & Health Insurance Guaranty Association
James B. Kleen, Administrator
c/o JBK & Associates
3541 Elderberry Drive, South
Salem, OR 97302
(503) 588-1974
(503) 588-2029 (fax)

South Carolina Life, Accident & Health Insurance Guaranty Association Andrea H. Bowers, Administrator
2926 Wexford Drive N.E.
Orangeburg, SC 29115
(803) 536-9874
(803) 536-2636 (fax)

Tennessee Life & Health Insurance Guaranty Association
Dan H. Elrod, Administrator
511 Union Street, 25th Floor
Nashville, TN 37219
(615) 242-8758
(615) 256-8197 (fax)

Texas Life, Accident, Health & Hospital Service Insurance
Guaranty Association
Charles S. LaShelle, Executive Director
LaShelle, Coffman & Boles, Ltd.
301 Congress, Suite 500
Austin, TX 78701
(512) 499-0004
(512) 472-1450 (fax)

Utah Life & Disability Insurance Guaranty Association
Arthur 0. Dummer, Administrator
c/o The Donner Company
955 East Pioneer Road
Draper, UT 81020
(801) 572-5066
(801) 572-5067 (fax)

Virginia Life, Accident & Sickness Insurance Guaranty Association
Margaret M. Parker
c/o APM Management Services, Inc.
8001 Franklin Farms Drive, Suite 238
Richmond, VA 23229
(804) 282-2240
(804) 282-1816 (fax)

Washington Life & Disability Insurance Guaranty Association
R. Neil Rucksdashel, Executive Director
12514 S.E. 16th Street
Bellevue, WA 98005
(425) 562-3123
(425) 746-1861 (fax)

Wyoming Life & Health Insurance Guaranty Association
Jamie Kelldorf, Administrator
475 17th Street, Suite 820
Denver, CO  80202
(303) 292-5022
(303) 292-4663 (fax)